Exhibit 99.1

Red Hat Reports Third Quarter Results for Fiscal Year 2018

  Third quarter total revenue of $748 million, up 22% year-over-year, or 20% in constant currency
  Third quarter Application Development-related and other emerging technology subscription revenue of $162 million, up 44% year-over-year, or 42% in constant currency
  Quarter-end deferred revenue balance of $2.11 billion, up 23% year-over-year
  Third quarter operating cash flow of $160 million, up 18% year-over-year and year-to-date operating cash flow of $561 million, up 21% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--December 19, 2017--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the third quarter of fiscal year 2018 ended November 30, 2017.

“We again delivered over 20% year-over-year growth in both subscription revenue and total revenue due to strong customer demand for hybrid cloud technologies, including our core technologies, container platforms and solutions that enable and manage multiple cloud and private cloud environments," stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. "Our growing strategic position within enterprise IT organizations is evidenced by the strong cross selling of our broad portfolio of technologies, which led to 30% year-over-year growth in deals over $1 million and over 40% growth in Application Development-related and other emerging technology subscription revenue."

"In the third quarter, strong execution contributed to a powerful combination of 22% total revenue growth, 47% GAAP operating income growth, 25% non-GAAP operating income growth, and 18% operating cash flow growth," stated Eric Shander, Executive Vice President and Chief Financial Officer of Red Hat. "Based on our third quarter results, we anticipate exiting the fiscal year with an annualized run-rate of approximately $3 billion for total revenue."

Revenue: Total revenue for the quarter was $748 million, up 22% in USD year-over-year, or 20% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $657 million, up 21% in USD year-over-year, or 19% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $495 million, an increase of 15% in USD year-over-year, or 14% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $162 million, an increase of 44% in USD year-over-year, or 42% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $118 million, up 47% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the third quarter was $179 million, up 25% year-over-year. For the third quarter, GAAP operating margin was 15.8% and non-GAAP operating margin was 23.9%. Non-GAAP references in this release are detailed in the tables below.

Net Income: GAAP net income for the quarter was $101 million, or $0.54 per diluted share, compared with $68 million, or $0.37 per diluted share, in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $133 million, or $0.73 per diluted share, as compared to $111 million, or $0.61 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $160 million for the third quarter, an increase of 18% on a year-over-year basis. Total cash, cash equivalents and investments as of November 30, 2017 was $2.32 billion after repurchasing approximately $100 million, or 838 thousand shares, of common stock in the third quarter. The remaining balance in the current repurchase authorization as of November 30, 2017 was approximately $399 million.

Deferred revenue: At the end of the third quarter, the company’s total deferred revenue balance was $2.11 billion, an increase of 23% year-over-year. The full year impact to total deferred revenue from changes in foreign exchange rates was $69 million year-over-year. On a constant currency basis, total deferred revenue would have been up 19% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be approximately $2.906 billion to $2.911 billion in USD.
  GAAP operating margin is expected to be approximately 16.1% and non-GAAP operating margin is expected to be approximately 23.9%.
  Fully diluted GAAP earnings per share (EPS) is expected to be approximately $2.02 per share, assuming 184 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $2.88 per share, assuming 181 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $2 million per quarter forecast for other income and an estimated annual effective tax rate of approximately 27% before discrete tax items. This outlook includes a one-time gain on a strategic investment which benefits GAAP and non-GAAP EPS by $0.05.
  Operating cash flow is expected to be approximately $900 million to $910 million.

For the fourth quarter:

  Revenue is expected to be approximately $758 million to $763 million.
  GAAP operating margin is expected to be approximately 16.7% and non-GAAP operating margin is expected to be approximately 24.6%.
  Fully diluted GAAP EPS is expected to be approximately $0.54 per share, assuming 186 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $0.81 per share, assuming 182 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $2 million forecast for other income and an estimated annual effective tax rate of 27% before discrete tax items. This outlook includes a one-time gain on a strategic investment which benefits GAAP and non-GAAP EPS by $0.05.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $195 million, amortization of intangible assets of approximately $30 million and transaction costs related to business combinations of approximately $1.3 million. Full year fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $20 million and an estimated annual effective tax rate of approximately 27% before discrete tax items. Additionally, full year fully diluted non-GAAP EPS excludes approximately $30 million of discrete tax benefits related to share-based compensation that are included in full year fully diluted GAAP EPS. Full year fully diluted non-GAAP EPS excludes approximately 3 million diluted shares related to the convertible notes which are expected to be offset by our convertible note hedge transactions.

Fourth quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $52 million and amortization of intangible assets of approximately $8 million. Fourth quarter fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, fourth quarter fully diluted non-GAAP EPS excludes approximately $1 million of discrete tax benefits related to share-based compensation that are included in fourth quarter fully diluted GAAP EPS. Fourth quarter fully diluted non-GAAP EPS excludes approximately 4 million diluted shares related to the convertible notes which are expected to be offset by our convertible note hedge transactions.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to the security of our offerings and other data security vulnerabilities; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
Revenue:
Subscriptions	$656,832	$543,318	$1,890,902	$1,576,192
Training and services	91,146	71,942	257,227	206,771
Total subscription and training and services revenue	747,978	615,260	2,148,129	1,782,963

Cost of revenue:
Subscriptions	47,277	40,660	137,234	116,882
Training and services	64,482	49,793	181,938	145,289
Total cost of subscription and training and services revenue	111,759	90,453	319,172	262,171

Gross profit	636,219	524,807	1,828,957	1,520,792

Operating expense:
Sales and marketing	308,388	267,080	883,395	763,583
Research and development	145,580	122,469	424,552	358,750
General and administrative	63,838	54,485	180,430	160,439
Total operating expense	517,806	444,034	1,488,377	1,282,772

Income from operations	118,413	80,773	340,580	238,020
Interest income	4,864	3,346	13,469	10,167
Interest expense	6,180	6,009	18,346	17,820
Other income (expense), net	(1,187)	(1,392)	(3,033)	(1,860)

Income before provision for income taxes	115,910	76,718	332,670	228,507
Provision for income taxes	14,604	8,775	61,315	40,607
Net income	$101,306	$67,943	$271,355	$187,900

Net income per share:
Basic	$0.57	$0.38	$1.53	$1.04
Diluted	$0.54	$0.37	$1.48	$1.02
Weighted average shares outstanding:
Basic	177,063	179,233	177,188	180,245
Diluted	186,160	182,682	183,397	183,453

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	November 30, 2017	February 28, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,331,172	$1,090,808
Investments in debt securities, short-term	384,717	369,983
Accounts receivable, net	531,509	634,821
Prepaid expenses	216,036	200,609
Other current assets	41,276	19,481
Total current assets	2,504,710	2,315,702

Property and equipment, net	201,807	189,629
Goodwill	1,120,957	1,040,709
Identifiable intangibles, net	151,450	137,767
Investments in debt securities, long-term	605,284	672,440
Deferred tax assets, net	108,235	104,833
Other assets, net	67,041	74,105
Total assets	$4,759,484	$4,535,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$341,596	$376,957
Deferred revenue, short-term	1,482,428	1,512,762
Other current obligations	1,022	1,354
Total current liabilities	1,825,046	1,891,073

Deferred revenue, long-term	623,150	557,194
Convertible notes	762,367	745,633
Other long-term obligations	115,781	93,965
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,350,740	2,294,462
Retained earnings	1,624,346	1,352,991
Treasury stock, at cost	(2,506,075)	(2,311,805)
Accumulated other comprehensive loss	(35,895)	(88,352)
Total stockholders’ equity	1,433,140	1,247,320
Total liabilities and stockholders’ equity	$4,759,484	$4,535,185

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$101,306	$67,943	$271,355	$187,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,588	21,870	71,541	63,732
Amortization of debt discount and transaction costs	5,630	5,453	16,740	16,211
Share-based compensation expense	52,318	54,741	142,983	141,373
Deferred income taxes	273	13,818	7,831	6,199
Net amortization of bond premium on debt securities available for sale	2,113	3,120	6,988	9,954
Other	(214)	986	1,318	549
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(113,898)	(73,149)	111,899	86,496
Prepaid expenses	(6,756)	(18,897)	(26,026)	(19,387)
Accounts payable and accrued expenses	35,559	(4,413)	(17,771)	(14,836)
Deferred revenue	57,275	64,181	(29,017)	(8,865)
Other	1,113	706	3,234	(3,868)
Net cash provided by operating activities	160,307	136,359	561,075	465,458

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(26,580)	(118,152)	(285,773)	(415,796)
Proceeds from maturities of investment in debt securities available for sale	130,941	108,722	348,285	378,264
Proceeds from sales of investment in debt securities available for sale	5,293	5,037	19,617	30,205
Acquisition of businesses, net of cash acquired	—	—	(83,965)	(28,667)
Purchase of developed software and other intangible assets	(3,426)	(2,323)	(12,871)	(8,712)
Purchase of property and equipment	(16,587)	(17,244)	(68,268)	(50,436)
Other	84	(92)	(105)	(203)
Net cash provided by (used in) investing activities	89,725	(24,052)	(83,080)	(95,345)

Cash flows from financing activities:
Proceeds from exercise of common stock options	711	1,205	4,541	3,273
Proceeds from employee stock purchase program	10,575	7,155	33,288	7,155
Payments related to net settlement of share-based compensation awards	(37,807)	(25,769)	(86,230)	(63,245)
Purchase of treasury stock	(100,000)	(125,318)	(237,002)	(319,182)
Payments on other borrowings	(346)	(462)	(1,207)	(1,368)
Other	(6)	(84)	(6)	829
Net cash used in financing activities	(126,873)	(143,273)	(286,616)	(372,538)

Effect of foreign currency exchange rates on cash and cash equivalents	(2,295)	(22,925)	48,985	(8,675)
Net increase (decrease) in cash and cash equivalents	120,864	(53,891)	240,364	(11,100)
Cash and cash equivalents at beginning of the period	1,210,308	970,569	1,090,808	927,778
Cash and cash equivalents at end of the period	$1,331,172	$916,678	$1,331,172	$916,678

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$4,199	$4,037	$12,408	$12,396
Sales and marketing	23,278	26,624	64,708	65,426
Research and development	14,937	13,814	42,603	38,785
General and administrative	9,904	10,266	23,264	24,766
Total share-based compensation expense	$52,318	$54,741	$142,983	$141,373

Amortization of intangible assets expense:
Cost of revenue	$4,329	$4,234	$12,491	$11,702
Sales and marketing	1,592	1,695	4,634	5,515
Research and development	34	34	103	103
General and administrative	2,084	1,690	6,137	5,291
Total amortization of intangible assets expense	$8,039	$7,653	$23,365	$22,611

Total non-cash interest expense related to the debt discount	$4,936	$4,800	$14,693	$14,284

Transaction costs related to business combinations	$(52)	$—	$1,310	$1,789

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income	$101,306	$67,943	$271,355	$187,900
GAAP provision for income taxes	14,604	8,775	61,315	40,607
GAAP income before provision for income taxes	$115,910	$76,718	$332,670	$228,507

Add: Non-cash share-based compensation expense	52,318	54,741	142,983	141,373
Add: Amortization of intangible assets expense	8,039	7,653	23,365	22,611
Add: Non-cash interest expense related to the debt discount	4,936	4,800	14,693	14,284
Add: Transaction costs related to business combinations	(52)	—	1,310	1,789
Non-GAAP adjusted income before provision for income taxes	$181,151	$143,912	$515,021	$408,564
Non-GAAP provision for income taxes (1)	48,075	33,160	141,980	104,405
Non-GAAP adjusted net income (basic and diluted)	$133,076	$110,752	$373,041	$304,159

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,160	182,682	183,397	183,453
Dilution offset from convertible note hedge transactions	(4,109)	(514)	(2,928)	(228)
Non-GAAP diluted weighted average shares outstanding	182,051	182,168	180,469	183,225

Non-GAAP adjusted net income per share:
Basic	$0.75	$0.62	$2.11	$1.69
Diluted	$0.73	$0.61	$2.07	$1.66

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$181,151	$143,912	$515,021	$408,564
GAAP estimated annual effective tax rate	26.0%	27.0%	27.0%	27.0%
Provision for income taxes on non-GAAP adjusted income before discrete tax benefits	$46,908	$38,856	$139,056	$110,312
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	1,167	(5,696)	2,924	(5,907)
Provision for income taxes on non-GAAP adjusted income, excluding discrete tax benefits related to share-based compensation	$48,075	$33,160	$141,980	$104,405

GAAP gross profit	$636,219	$524,807	$1,828,957	$1,520,792
Add: Non-cash share-based compensation expense	4,199	4,037	12,408	12,396
Add: Amortization of intangible assets expense	4,329	4,234	12,491	11,702
Non-GAAP gross profit	$644,747	$533,078	$1,853,856	$1,544,890

Non-GAAP gross margin	86.2%	86.6%	86.3%	86.6%

GAAP operating expenses	$517,806	$444,034	$1,488,377	$1,282,772
Deduct: Non-cash share-based compensation expense	(48,119)	(50,704)	(130,575)	(128,977)
Deduct: Amortization of intangible assets expense	(3,710)	(3,419)	(10,874)	(10,909)
Deduct: Transaction costs related to business combinations	52	—	(1,310)	(1,789)
Non-GAAP adjusted operating expenses	$466,029	$389,911	$1,345,618	$1,141,097

GAAP operating income	$118,413	$80,773	$340,580	$238,020
Add: Non-cash share-based compensation expense	52,318	54,741	142,983	141,373
Add: Amortization of intangible assets expense	8,039	7,653	23,365	22,611
Add: Transaction costs related to business combinations	(52)	—	1,310	1,789
Non-GAAP adjusted operating income	$178,718	$143,167	$508,238	$403,793

Non-GAAP adjusted operating margin	23.9%	23.3%	23.7%	22.6%

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	November 30,	November 30,	Year-Over-Year
	2017	2016	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$494,974	$431,142	14.8%
Adjustment for currency impact	(5,477)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$489,497	$431,142	13.5%

Application Development-related and other emerging technology offerings	$161,858	$112,176	44.3%
Adjustment for currency impact	(2,652)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$159,206	$112,176	41.9%

GAAP subscription revenue	$656,832	$543,318	20.9%
Adjustment for currency impact	(8,129)	—
Non-GAAP subscription revenue on a constant currency basis	$648,703	$543,318	19.4%

GAAP training and services revenue	$91,146	$71,942	26.7%
Adjustment for currency impact	(1,433)	—
Non-GAAP training and services revenue on a constant currency basis	$89,713	$71,942	24.7%

GAAP total subscription and training and services revenue	$747,978	$615,260	21.6%
Adjustment for currency impact	(9,562)	—
Non-GAAP total subscription and training and services revenue on a constant currency basis	$738,416	$615,260	20.0%

	Nine Months Ended
	November 30,	November 30,	Year-Over-Year
	2017	2016	Growth Rate
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$1,440,383	$1,261,359	14.2%
Adjustment for currency impact	(3,599)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,436,784	$1,261,359	13.9%

Application Development-related and other emerging technology offerings	$450,519	$314,833	43.1%
Adjustment for currency impact	(2,491)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$448,028	$314,833	42.3%

GAAP subscription revenue	$1,890,902	$1,576,192	20.0%
Adjustment for currency impact	(6,090)	—
Non-GAAP subscription revenue on a constant currency basis	$1,884,812	$1,576,192	19.6%

GAAP training and services revenue	$257,227	$206,771	24.4%
Adjustment for currency impact	(996)	—
Non-GAAP training and services revenue on a constant currency basis	$256,231	$206,771	23.9%

GAAP total subscription and training and services revenue	$2,148,129	$1,782,963	20.5%
Adjustment for currency impact	(7,086)	—
Non-GAAP total subscription and training and services revenue on a constant currency basis	$2,141,043	$1,782,963	20.1%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
	Deferred Revenue
	Current	Long-Term	Total
Balance at November 30, 2016	$1,225,421	$482,557	$1,707,978
Constant currency change in deferred revenue	210,575	117,832	328,407
Impact from foreign currency translation	46,432	22,761	69,193
Balance at November 30, 2017	$1,482,428	$623,150	$2,105,578

Year-over-year growth rate	21.0%	29.1%	23.3%
Year-over-year growth rate on a constant currency basis	17.2%	24.4%	19.2%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended November 30, 2017	$471,773	$173,718	$102,487	$747,978
Adjustment for currency impact	(85)	(11,478)	2,001	(9,562)
Total revenue on a constant currency basis for the three months ended November 30, 2017	$471,688	$162,240	$104,488	$738,416

Total revenue for the three months ended November 30, 2016	$393,589	$132,568	$89,103	$615,260

Year-over-year growth rate	19.9%	31.0%	15.0%	21.6%
Year-over-year growth rate on a constant currency basis	19.8%	22.4%	17.3%	20.0%

Total revenue for the nine months ended November 30, 2017	$1,373,512	$477,110	$297,507	$2,148,129
Adjustment for currency impact	(953)	(10,758)	4,625	(7,086)
Total revenue on a constant currency basis for the nine months ended November 30, 2017	$1,372,559	$466,352	$302,132	$2,141,043

Total revenue for the nine months ended November 30, 2016	$1,144,841	$384,334	$253,788	$1,782,963

Year-over-year growth rate	20.0%	24.1%	17.2%	20.5%
Year-over-year growth rate on a constant currency basis	19.9%	21.3%	19.0%	20.1%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com